Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Bruce D. Hansen and R. Scott Roswell, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of General Moly, Inc., and any and all amendments (including post-effective amendments) and additions to such Registration Statement, and to sign any and all registration statements relating to the same offering of securities as such Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Bruce D. Hansen Bruce D. Hansen	Chief Executive Officer/Chief Financial Officer and Director (Principal Executive Officer)	March 11, 2020

/s/ Amanda J. Corrion Amanda J. Corrion	Controller and Principal Accounting Officer	March 11, 2020

/s/ Ricardo M. Campoy Ricardo M. Campoy	Chairman of the Board	March 11, 2020

/s/ Mark A. Lettes Mark A. Lettes	Director	March 11, 2020

/s/ Gary A. Loving Gary A. Loving	Director	March 11, 2020

/s/ Gregory P. Raih Gregory P. Raih	Director	March 11, 2020

/s/ Siong Tek Lee Siong Tek (Terry) Lee	Director	March 13, 2020

[Power of Attorney for Form S-3 Shelf Registration Statement]